Exhibit - 99.3

INDEX TO PRO FORMA FINANCIAL STATEMENTS

NorthStar Realty Finance Corp. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2014	3
NorthStar Realty Finance Corp. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013	4
NorthStar Realty Finance Corp. and Subsidiaries Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations	5

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated statements of operations are presented as if NorthStar Realty Finance Corp. (the “Company”) acquired a 89.77% interest in a $1.1 billion hotel portfolio in June 2014, consisting of 47 upscale extended stay hotels and premium branded select service hotels with approximately 6,100 rooms (“Innkeepers Portfolio”). The Innkeepers Portfolio is a geographically diverse, bi-coastal portfolio located primarily in major metropolitan markets, with the largest concentration of net operating income from hotels in California (the “Properties”). The Innkeepers Portfolio was part of a 51 hotel portfolio initially owned by a joint venture between Cerberus Capital Management (“Cerberus”) and Chatham Lodging Trust (“Chatham”) (the “Initial Joint Venture”). 47 of the hotels were acquired through the 89.77% interest in a joint venture between the Company and Chatham (the “JV Properties”) with the remaining four hotels being acquired by Chatham (the “Silicon Valley Portfolio”) in connection with the transaction.
The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 and the six months ended June 30, 2014 are presented as if the Company acquired the investment in the Innkeepers Portfolio on January 1, 2013 and include a pro forma adjustment to exclude the operations of the four hotels acquired by Chatham.
There is no accompanying unaudited pro forma condensed consolidated balance sheet as the acquisition is included in the Company’s historical balance sheet as of June 30, 2014.
The allocation of the purchase price reflected in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets acquired.  A final determination of the fair value of the acquired assets will be based on the valuation of the tangible and intangible assets and liabilities of the Properties that exist as of the date of completion of the acquisition.  Consequently, the preliminary amounts allocated to tangible assets could change significantly from those used in the pro forma condensed consolidated financial statements presented and could result in a material change in depreciation and amortization of tangible assets. The fair value is a preliminary estimate and may be adjusted within one year of the acquisition in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.
This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 2014 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transaction as of the beginning of the period presented, nor is it necessarily indicative of future results.  In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the acquisition.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2014
(In Thousands, Except Per Share Data)

	Historical (1)	Properties(2) 51 Hotels	Disposition(3) Adjustments 4 Hotels	Pro Forma Adjustments		Pro Forma
Net interest income
Interest income	$154,546	$—	$—	$—		$154,546
Interest expense on debt and securities	6,389	—	—	—		6,389
Net interest income on debt and securities	148,157	—	—	—		148,157
Other revenues
Rental and escalation income	147,201	—	—	—		147,201
Resident fee and hotel income	37,586	115,504	(18,060)	—		135,030
Other revenue	5,479	—	—	—		5,479
Total other revenues	190,266	115,504	(18,060)	—		287,710
Expenses
Other interest expense	83,913	23,930	(5,437)	(2,602)	(4)	99,804
Real estate properties – operating expenses	73,629	72,439	(7,933)	—		138,135
Other expenses	930	—	—	—		930
Transaction costs	39,760	—	—	(19,706)	(5)	20,054
Provision for loan losses, net	2,719	—	—	—		2,719
General and administrative expenses
Salaries and equity-based compensation	32,504	—	—	—		32,504
Other general and administrative expenses	8,102			—		8,102
Total general and administrative expenses	40,606	—	—	—		40,606
Depreciation and amortization	60,721	23,621	(4,690)	(133)	(6)	79,519
Total expenses	302,278	119,990	(18,060)	(22,441)		381,767
Income (loss) from operations	36,145	(4,486)	—	22,441		54,100
Equity in earnings (losses) of unconsolidated ventures	63,172	—	—	—		63,172
Unrealized gain (loss) on investments and other	(198,945)	(749)	—	—		(199,694)
Realized gain (loss) on investments and other	(45,832)	—	—	—		(45,832)
Gain (loss) from deconsolidation of N-Star CDOs	(31,423)	—	—	—		(31,423)
Income (loss) from continuing operations	(176,883)	(5,235)	—	22,441		(159,677)
Income (loss) from discontinued operations	(6,711)	—	—	—		(6,711)
Net income (loss)	(183,594)	(5,235)	—	22,441		(166,388)
Net (income) loss attributable to non-controlling interests	6,248	—	—	(2,142)	(7)	4,106
Preferred stock dividends	(31,181)	—	—	—		(31,181)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(208,527)	$(5,235)	$—	$20,299		$(193,463)
Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(1.25)					$(1.15)

See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(In Thousands, Except Per Share Data)

	Historical(1)	Properties(2) 51 Hotels	Disposition(3) Adjustments 4 Hotels	Pro Forma Adjustments		Pro Forma
Net interest income
Interest income	$303,989	$233	$(62)	$—		$304,160
Interest expense on debt and securities	38,152	—	—	—		38,152
Net interest income on debt and securities	265,837	233	(62)	—		266,008
Other revenues
Rental and escalation income	235,492	—	—	—		235,492
Resident fee and hotel income	—	264,198	(41,268)	—		222,930
Selling commissions and dealer manager fees, related parties	62,572	—	—	—		62,572
Asset management and other fees, related parties	27,301	—	—	—		27,301
Other revenue	5,420	—	—	—		5,420
Total other revenues	330,785	264,198	(41,268)	—		553,715
Expenses
Other interest expense	140,507	55,672	(9,918)	(9,276)	(4)	176,985
Real estate properties – operating expenses	73,668	165,588	(18,638)	—		220,618
Commission expense	57,325		—	—		57,325
Other expenses	4,703	—	—	—		4,703
Transaction costs	12,464	24	—	—		12,488
Provision for loan losses, net	(8,786)	—	—	—		(8,786)
General and administrative expenses
Salaries and equity-based compensation	64,726	—	—	—		64,726
Other general and administrative expenses	22,511			—		22,511
Total general and administrative expenses	87,237	—	—	—		87,237
Depreciation and amortization	93,470	50,127	(10,912)	3,938	(6)	136,623
Total expenses	460,588	271,411	(39,468)	(5,338)		687,193
Income (loss) from operations	136,034	(6,980)	(1,862)	5,338		132,530
Equity in earnings (losses) of unconsolidated ventures	85,477	—	—	—		85,477
Other income (loss)	38	—	—	—		38
Unrealized gain (loss) on investments and other	(34,977)	—	—	—		(34,977)
Realized gain (loss) on investments and other	33,676	(8,863)	—	—		24,813
Gain (loss) from deconsolidation of N-Star CDOs	(299,802)	—	—	—		(299,802)
Income (loss) from continuing operations	(79,554)	(15,843)	(1,862)	5,338		(91,921)
Income (loss) from discontinued operations	(8,356)	(2,730)	—	—		(11,086)
Net income (loss)	(87,910)	(18,573)	(1,862)	5,338		(103,007)
Net (income) loss attributable to non-controlling interests	5,973	—	—	2,114	(7)	8,087
Preferred stock dividends	(55,516)	—	—	—		(55,516)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(137,453)	$(18,573)	$(1,862)	$7,452		$(150,436)
Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(0.65)					$(0.71)

See accompanying notes to unaudited pro forma condensed consolidated financial statements of operations.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(1)	Represents the Company’s condensed consolidated statement of operations for the six months ended June 30, 2014 and year ended December 31, 2013.

(2)
Amounts were derived from the audited financial statements of INK Acquisition, LLC & Affiliates for the year ended December 31, 2013 and the interim financial information of INK Acquisition, LLC & Affiliates for the period from January 1, 2014 to June 8, 2014, the period prior to the acquisition of the JV Properties on June 9, 2014. Certain balances previously reported in the audited financial statements have been reclassified to conform to the Company’s presentation.

(3)
Amounts were derived from the audited financial statements of the Silicon Valley Portfolio for the year ended December 31, 2013 included in the Current Report on Form 8-K, dated May 27, 2014, filed by Chatham Lodging Trust with the SEC on May 28, 2014 and interim financial information of the Silicon Valley Portfolio for the period from January 1, 2014 to June 8, 2014, the period prior to the acquisition of the JV Properties on June 9, 2014. Certain balances previously reported in the audited financial statements have been reclassified to conform to the Company’s presentation.

(4)
Represents the impact of a net decrease of $2.6 million and $9.3 million in interest expense for the six months ended June 30, 2014 and year ended December 31, 2013, respectively, related to the reduction of the interest rate on new borrowings in connection with the acquisition of the JV Properties and the amortization of related deferred financing costs.

(5)	Represents an adjustment to exclude transaction costs incurred in connection with the acquisition of the JV Properties.

(6)
Represents the impact on depreciation and amortization expense based on the preliminary purchase price allocation of the JV Properties. The purchase price allocation is a preliminary estimate and may be adjusted within one year of the acquisition in accordance with U.S. GAAP.

(7)
Represents the Company’s non-controlling interest allocated to its operating partnership based on weighted average shares outstanding and an allocation to the joint venture partners based on the terms of the joint venture agreement of $(2.1) million and $2.1 million for the six months ended June 30, 2014 and year ended December 31, 2013, respectively.